As filed with the Securities and Exchange Commission on January 25, 2005
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KB Home

(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-3666267
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

10990 Wilshire Boulevard
Los Angeles, California 90024
(Address of Principal Executive Offices)

KB Home 1999 Incentive Plan
KB Home 2001 Stock Incentive Plan
Stock Grants
(Full Title of the Plans)

Kimberly N. King
Vice President, Associate General Counsel and Corporate Secretary
KB HOME
10990 Wilshire Boulevard
Los Angeles, CA 90024
(310) 231-4000
(Name, address and telephone number, including area code, of agent for service)

Copies to:
Francis J. Aquila
Steven B. Stokdyk
Sullivan & Cromwell LLP
1888 Century Park East
Los Angeles, CA 90067
(310) 712-6600

CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum	Amount of
Title of Securities	to be	Offering Price	Aggregate	Registration
to be Registered	Registered(1)	Per Share(2)	Offering Price	Fee
Common Stock, par value $1.00 per share
Rights to Purchase Series A Participating Cumulative Preferred Stock(3)	10,000,000 shares	$105.69	$1,056,900,000	$124,397.13

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover additional shares of Common Stock which may become issuable by reason of any stock split, stock dividend, recapitalization or other similar transactions effected without consideration which results in an increase in the number of the Registrant’s shares of outstanding Common Stock. This Registration Statement also registers resales of 5,183,587 shares of Common Stock which may be offered and sold from time to time by certain stockholders of the Registrant.

(2)	Estimated solely for purposes of computing the amount of the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, the proposed maximum offering price per share is based on the reported average of the high and low prices for the Registrant’s Common Stock on the NYSE on January 21, 2005.

(3)	Each share of Common Stock includes one preferred stock purchase right issued pursuant to a Rights Agreement, dated as of February 4, 1999, between the Registrant (formerly known as Kaufman and Broad Home Corporation) and Mellon Investor Services LLC (formerly known as ChaseMellon Shareholder Services, L.L.C.), as Rights Agent. The preferred stock purchase rights are not presently exercisable and do not trade separately from the Common Stock.

REOFFER PROSPECTUS

KB Home

5,183,587 Shares of Common Stock
Acquired by the Selling Stockholders Under
Stock Grants
and
KB Home 1999 Incentive Plan
and
KB Home 2001 Stock Incentive Plan

     This Prospectus relates to shares (the “Shares”) of Common Stock, par value $1.00 per share (together with the Preferred Stock Purchase Rights associated therewith, the “Common Stock”), of KB Home, a Delaware corporation (the “Company”) which may be offered and sold from time to time by certain stockholders of the Company (the “Selling Stockholders”) who have acquired or will acquire such Shares pursuant to stock grants and the Company’s 1999 Incentive Plan or the Company’s 2001 Stock Incentive Plan. See “Selling Stockholders.” The Company’s Common Stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “KBH.” On January 21, 2005, the closing price of the Common Stock, as reported in the consolidated reporting system, was $105.90 per share.

     The Company will not receive any of the proceeds from sales of the Shares by any of the Selling Stockholders. The Shares may be offered from time to time by any or all of the Selling Stockholders (and their donees and pledgees) through ordinary brokerage transactions, in negotiated transactions or in other transactions, at such prices as he or she may determine, which may relate to market prices prevailing at the time of sale or be a negotiated price. See “Plan of Distribution.” All costs, expenses and fees in connection with the registration of the Shares will be borne by the Company. Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the Shares will be borne by the Selling Stockholder (or their donees and pledgees).

     Each Selling Stockholder and any broker executing selling orders on behalf of a Selling Stockholder may be deemed to be an “underwriter” as defined in the Securities Act of 1933, as amended (the “Securities Act”). If any broker-dealers are used to effect sales, any commissions paid to broker-dealers and, if broker-dealers purchase any of the Shares as principals, any profits received by such broker-dealers on the resale of the Shares, may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any profits realized by the Selling Stockholders may be deemed to be underwriting commissions.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is January 25, 2005

AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material also may be obtained by mail from the Public Reference Room of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Information regarding the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. In addition, reports, proxy materials and other information concerning the Company may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. Additionally, the Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission and that is located at http://www.sec.gov.

     This Prospectus constitutes part of a Registration Statement on Form S-8 filed on the date hereof (herein, together with all amendments and exhibits, referred to as the “Registration Statement”) by the Company with the Commission under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock, reference is hereby made to the Registration Statement. Statements contained herein concerning the provisions of any contract, agreement or other document are not necessarily complete, and in each instance reference is made to the copy of such contract, agreement or other document filed as an exhibit to the Registration Statements or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. Copies of the Registration Statement together with exhibits may be inspected at the offices of the Commission as indicated above without charge and copies thereof may be obtained therefrom upon payment of a prescribed fee.

     No person is authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offering described herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Selling Stockholder. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there by any sale of these securities by any person in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to the date hereto.

PRIVATE SECURITIES LITIGATION REFORM ACT SAFE HARBOR STATEMENT

     You are cautioned that certain statements contained or incorporated or deemed to be incorporated by reference in this prospectus are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Statements which are predictive in nature, which depend upon or refer to future events or conditions, or which include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “hopes,” and similar expressions constitute forward-looking statements. In addition, any statements concerning future financial or operating performance (including future revenues, unit deliveries, expenses, margins, earnings or earnings per share, or growth or growth rates), future market conditions, future interest rates and other economic conditions, ongoing business strategies or prospects, future dividends and changes in dividend levels, the value of backlog, including amounts that we expect to realize upon delivery of units included in backlog and the timing of those deliveries, potential future acquisitions and the impact of completed acquisitions, future share repurchases and possible future actions by the Company, which may be included in this prospectus or the documents incorporated or deemed to be incorporated by reference herein are also forward-looking statements as defined by the Act. Forward-looking statements are based on expectations and projections about future events at the time such statements were made and are subject to risks, uncertainties, and assumptions about the Company, economic and market factors and the homebuilding industry, among other things. These statements are not guaranties of the future performance, and the Company has no specific intention to update these statements.

     Actual events and results may differ materially from those expressed or forecasted in the forward-looking statements made by the Company due to a number of factors. The principal important risk factors that could cause the Company’s performance and future events and actions to differ materially from such forward-looking statements include, but are not limited to, the impact of terrorist activities and the U.S. response, the U.S. military commitment in the Middle East, recessionary trends and other adverse changes in general economic conditions, material prices, labor costs, interest rates, the secondary market for loans, consumer confidence, competition, currency exchange rates insofar as they affect the Company’s operations in France, environmental factors, government regulations affecting the Company’s operations, the availability and cost of land in desirable areas, unanticipated violations of the Company’s policies, unanticipated legal proceedings, and conditions in the capital, credit and homebuilding markets. See the Company’s Annual Report on Form 10-K for the year ended November 30, 2003, the Company’s Quarterly Reports on Form 10-Q for the quarters ended February 29, 2004, May 31, 2004 and August 31, 2004, and the Company’s other filings with the Commission for a further discussion of these and other risks and uncertainties applicable to the Company’s business.

BUSINESS

     The Company is one of America’s leading homebuilders with domestic operating divisions in the following regions and states: West Coast — California; Southwest — Arizona, Nevada and New Mexico; Central — Colorado, Illinois, Indiana and Texas; and Southeast —

Florida, Georgia, North Carolina and South Carolina. Kaufman & Broad S.A., the Company’s majority-owned publicly-traded subsidiary, is one of the largest homebuilders in France based on revenues. In fiscal 2003, the Company delivered 27,331 homes in the United States and France. It also operates KB Home Mortgage Company, a full-service mortgage company for the convenience of its buyers. Founded in 1957, the Company is a Fortune 500 company listed on the NYSE under the ticker symbol “KBH.”

     The Company is a Delaware corporation and maintains its principal executive offices at 10990 Wilshire Boulevard, Los Angeles, California 90024. Its telephone number is (310) 231-4000.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents of the Company heretofore filed with the Commission are hereby incorporated in this Prospectus by reference:

(a) The Company’s Annual Report on Form 10-K for the year ended November 30, 2003;

(b) The Company’s Quarterly Reports on Form 10-Q for the quarters ended February 29, 2004, May 31, 2004 and August 31, 2004;

(c) The Company’s Current Reports on Form 8-K filed December 23, 2003, January 15, 2004, June 14, 2004, June 24, 2004 and December 15, 2004; and

(d) The description of the Common Stock, par value $1.00 per share, in the Company’s Registration Statement on Form 8-A filed June 30, 1986 pursuant to Section 12(b) of the Exchange Act, and the description of the Company’s Rights to Purchase Series A Participating Cumulative Preferred Stock in the Company’s Registration Statement on Form 8-A filed February 23, 1999 pursuant to Section 12(b) of the Exchange Act, together with any amendment or report filed with the Commission for the purpose of updating such descriptions.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from their respective dates of filing.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The information relating to the Company contained in this Prospectus should be read together with the information in the documents incorporated by reference.

     This Prospectus incorporates by reference documents which are not presented herein or delivered herewith. Such documents (other than exhibits to such documents unless such exhibits are specifically incorporated by reference) are available without charge to any person to whom this Prospectus is delivered, upon written or oral request. Requests for such documents should be directed to KB Home, 10990 Wilshire Boulevard, Los Angeles, California 90024, Attention: Corporate Secretary, Telephone: (310) 231-4000.

USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholders.

SELLING STOCKHOLDERS

     The following table sets forth (a) the name and position or positions with the Company of each Selling Stockholder; (b) the number of shares of Common Stock beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by each Selling Stockholder as of the date of this Prospectus; (c) the number of shares of Common Stock that each Selling Stockholder may offer for sale from time to time pursuant to this Prospectus, whether or not such Selling Stockholder has a present intention to do so; and (d) the number of shares of Common Stock to be beneficially owned by each Selling Stockholder following the sale of all shares that may be so offered, assuming no other change in the beneficial ownership of the Company’s Common Stock by such Selling Stockholder after the date of this Prospectus. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. No Selling Stockholder owns more than 1% of the Company’s Common Stock, other than Bruce Karatz, who owns 5.3%, and Jeffrey T. Mezger, who owns 2.1%.

				Shares
	Principal	Shares	Number of	Beneficially
	Position(s)(1) with	Beneficially	Shares Offered	Owned After the
Selling Stockholder	the Company	Owned (2-4)	for Resale (5)	Resale (2)
Bruce Karatz	Chairman and Chief Executive Officer	2,157,328	2,398,147	347,294
Jeffrey T. Mezger	Executive Vice President and Chief Operating Officer	840,716	803,002	525,191
Richard B. Hirst	Executive Vice President and Chief Legal Officer	7,600	89,000	3,600
Domenico Cecere	Senior Vice President and Chief Financial Officer	76,720	131,262	390
William R. Hollinger	Senior Vice President and Controller	96,309	160,094	39,913
Albert Z. Praw	Senior Vice President, Asset Management and Acquisitions	120,797	182,137	96,964
Gary A. Ray	Senior Vice President, Human Resources	118,208	192,367	35,802
Kelly Masuda	Vice President, Capital Markets and Treasurer	5,370	21,036	1,000
Glen Barnard	Regional General Manager	7,753	61,046	253
Leah S.W. Bryant	Regional General Manager	80,915	162,388	16,294
Steven M. Davis	Regional General Manager	74,203	142,770	23,949
Robert Freed	Regional General Manager	48,974	225,990	24,276
John E. “Buddy” Goodwin	Regional General Manager	155,393	233,604	75,733
Jay L. Moss	Regional General Manager	81,944	203,383	33,554
Larry E. Oglesby	Regional General Manager	55,774	177,361	52,974
Total		3,928,004	5,183,587	1,277,187

(1) All positions described are with the Company, unless otherwise indicated.

(2) Beneficial ownership is determined pursuant to Regulation 13D/G under the Exchange Act. Shares underlying option are reflected only to the extent that the option is exercisable as of, or within 60 days after, the date of this Prospectus.

(3) Includes a total of 2,414,567 shares of Common Stock subject to acquisition within 60 days of the date of this Prospectus through the exercise of stock options granted under the Company’s employee stock plans.

(4) Includes shares of Common Stock held in certain trusts as follows: Mr. Karatz holds 844,936 shares in trust; Mr. Praw holds 8,522 shares in trust; Mr. Moss holds 55,677 shares in trust; and Ms. Bryant holds 34,375 shares in trust.

(5) Includes shares issued or issuable upon exercise of options (including options that are not exercisable as of, or within 60 days after, the date of this Prospectus) and shares granted to such employees. Some of these shares may have been sold prior to the date of this Prospectus.

* * *

     The Company will supplement this Prospectus from time to time as required by the rules of the Commission to include certain information concerning the security ownership of the Selling Stockholders or any new Selling Stockholders, the number of shares offered for resale and the position, office or other material relationship which a Selling Stockholder has had within the past three years with the Company or any of its predecessors or affiliates.

PLAN OF DISTRIBUTION

     The Company is registering the Shares on behalf of the Selling Stockholders. All costs, expenses and fees in connection with the registration of the Shares offered hereby will be borne by the Company. Brokerage commissions and similar selling expenses, if any, attributable to the sale of Shares will be borne by the Selling Stockholders (or their donees or pledgees).

     The purpose of the Prospectus is to permit the Selling Stockholders, if they desire, to offer for sale and sell the Shares they acquired or will acquire pursuant to stock grants and the

Company’s 1999 Incentive Plan or 2001 Stock Incentive Plan at such times and at such places as the Selling Stockholders choose.

     The decision to exercise options for Shares, or to sell any Shares, is within the discretion of the holders thereof, subject generally to the Company’s policies affecting the timing and manner of sale of Common Stock by its affiliates. There can be no assurance that any of the options will be exercised or any Shares will be sold by the Selling Stockholders.

     Subsequent to exercise, if any, each Selling Stockholder is free to offer and sell his or her Shares at such times, in such manner and at such prices as he or she shall determine. The Selling Stockholders have advised the Company that sales of Shares may be effected from time to time in one or more types of transactions (which may include block transactions) on the NYSE, in the over-the-counter market, in negotiated transactions, through the writing of options on the Shares, through settlement of short sales of Shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. The Selling Stockholders have advised the Company that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their Shares, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of the Shares by the Selling Stockholders.

     The Selling Stockholders may effect such transactions by selling Shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Stockholders and/or the purchasers of Shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     The Selling Stockholders and any broker-dealers that act in connection with the sale of Shares might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the Shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Shares against certain liabilities including liabilities arising under the Securities Act.

     Because the Selling Stockholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the Selling Stockholders will be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the NYSE pursuant to Rule 153 under the Securities Act.

     The Company has informed the Selling Stockholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

     The Selling Stockholders also may resell all or a portion of the Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule.

EXPERTS

     The consolidated financial statements of KB Home appearing in KB Home’s Annual Report (Form 10-K) for the year ended November 30, 2003, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

NO DEALER, SALESMAN OR ANY
OTHER PERSON HAS BEEN AUTHORIZED
TO GIVE ANY INFORMATION OR TO
MAKE ANY REPRESENTATIONS OTHER
THAN THOSE CONTAINED IN THIS
PROSPECTUS, AND, IF GIVEN OR
MADE, SUCH INFORMATION OR
REPRESENTATIONS MUST NOT BE
RELIED UPON AS HAVING BEEN
AUTHORIZED BY THE COMPANY OR ANY
SELLING STOCKHOLDER. NEITHER
THE DELIVERY OF THIS PROSPECTUS
NOR ANY SALE MADE HEREUNDER
SHALL, UNDER ANY CIRCUMSTANCES,
IMPLY THAT THERE HAS BEEN NO
CHANGE IN THE AFFAIRS OF THE
COMPANY OR THAT THE INFORMATION
HEREIN IS CORRECT AS OF ANY TIME
SUBSEQUENT TO THE DATE AS OF
WHICH SUCH INFORMATION IS
GIVEN. THIS PROSPECTUS DOES NOT
CONSTITUTE AN OFFER TO SELL OR
THE SOLICITATION OF ANY OFFER TO
BUY ANY OF THE SECURITIES
OFFERED HEREBY TO ANYONE IN ANY
JURISDICTION IN WHICH SUCH OFFER
OR SOLICITATION IS NOT
AUTHORIZED OR IN WHICH THE
PERSON MAKING SUCH OFFER OR
SOLICITATION IS NOT QUALIFIED TO
DO SO OR TO ANYONE TO WHOM IT IS
UNLAWFUL TO MAKE SUCH OFFER OR
SOLICITATION.

5,183,587 SHARES

KB HOME

COMMON STOCK

PROSPECTUS

January 25, 2005

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information required in Part I of this Registration Statement is included in the prospectus for the Plans, which the Registrant has excluded from this Registration Statement in accordance with the instructions to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     KB Home (the “Registrant”) incorporates herein by reference the following documents filed with the Securities and Exchange Commission (the “Commission”) (File No. 001-09195):

(a) The Registrant’s Annual Report on Form 10-K for the year ended November 30, 2003;

(b) The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended February 29, 2004, May 31, 2004 and August 31, 2004;

(c) The Registrant’s Current Reports on Form 8-K filed December 23, 2003, January 15, 2004, June 14, 2004, June 24, 2004 and December 15, 2004; and

(d) The description of the Registrant’s common stock, par value $1.00 per share, in the Registrant’s Registration Statement on Form 8-A filed June 30, 1986 pursuant to Section 12(b) of the Exchange Act, and the description of the Registrant’s Rights to Purchase Series A Participating Cumulative Preferred Stock in the Registrant’s Registration Statement on Form 8-A filed February 23, 1999 pursuant to Section 12(b) of the Exchange Act, together with any amendment or report filed with the Commission for the purpose of updating such descriptions.

     All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation — a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

     Article 6(d) of the Registrant’s certificate of incorporation provides that the Registrant will indemnify its directors and officers and may indemnify any other employees or agents to the full extent permitted by the Delaware General Corporation Law.

     Article 6(c) of the Registrant’s certificate of incorporation provides that its directors will not be personally liable to the Registrant or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors to the full extent permitted by the Delaware General Corporation Law.

     The Registrant has purchased directors’ and officers’ liability insurance policies which insure against certain liabilities incurred by its directors and officers.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     See the Index to Exhibits attached hereto.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 25th day of January, 2005.

KB HOME
By	/s/ Domenico Cecere
Name: Domenico Cecere
Title: Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bruce Karatz, Richard B. Hirst and Kimberly N. King, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 25th day of January, 2005:

Signature	Title

/s/ Bruce Karatz Bruce Karatz	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Domenico Cecere Domenico Cecere	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Ronald W. Burkle Ronald W. Burkle	Director

Dr. Ray R. Irani	Director

/s/ Kenneth M. Jastrow, II Kenneth M. Jastrow, II	Director

James A. Johnson	Director

/s/ J. Terrence Lanni J. Terrence Lanni	Director

/s/ Melissa Lora Melissa Lora	Director

Signature	Title

/s/ Michael G. McCaffery Michael G. McCaffery	Director

/s/ Leslie Moonves Leslie Moonves	Director

/s/ Dr. Barry Munitz Dr. Barry Munitz	Director

/s/ Luis G. Nogales Luis G. Nogales	Director

INDEX TO EXHIBITS

Exhibit
Number	Description
4.1	Amended Certificate of Incorporation of the Registrant (incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 33-6471)).

4.2	Amendment to the Certificate of Incorporation of the Registrant (incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 33-30140)).

4.3	Certificate of Designation of Series A Participating Cumulative Preferred Stock of the Registrant (incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 33-30140)).

4.4	Amendment to Certificate of Designation of Series A Participating Cumulative Preferred Stock of the Registrant (incorporated by reference to Exhibit 2.2 to the Registrant’s Registration Statement on Form 8-A filed February 23, 1999 (File No. 001-09195)).

4.5	Certificate of Ownership and Merger effective January 17, 2001 merging KB Home, Inc. into Kaufman and Broad Home Corporation (incorporated by reference to Exhibit 3.7 to the Registrant’s Annual Report on Form 10-K for the year ended November 30, 2000 (File No. 001-09195)).

4.6	By-Laws, as amended and restated on January 17, 2001, of the Registrant (incorporated by reference to Exhibit 3.8 to the Registrant’s Annual Report on Form 10-K for the year ended November 30, 2000 (File No. 001-09195)).

4.7	Rights Agreement, dated as of February 4, 1999, between the Registrant and Mellon Investor Services LLC (formerly known as ChaseMellon Shareholder Services, L.L.C.), as Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed February 12, 1999 (File No. 001-09195)).

4.8	2001 Stock Incentive Plan of the Registrant (incorporated by reference to Exhibit 10.22 to the Registrant’s Annual Report on Form 10-K for the year ended November 30, 2001 (File No. 001-09195)).

Exhibit
Number	Description
4.9	1999 Incentive Plan of the Registrant, as amended and restated July 11, 2002 (incorporated by reference to Exhibit 10.24 to the Registrant’s Annual Report on Form 10-K for the year ended November 30, 2002 (File No. 001-09195)).

5.1	Opinion of Richard B. Hirst as to the legality of the securities being offered hereunder.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Richard B. Hirst (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (included on the signature page).